Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-74635 and 333-74631) pertaining to the Total Research Corporation 1995 Stock Incentive Plan and the 1986 Employee Stock Option Plan and in the related Prospectus of our report dated September 21, 1998 with respect to the consolidated financial statements of Total Research Corporation included in the Annual Report (Form 10-K) for the years ended June 30, 1998 and 1997.




September 27, 1999
Edison, New Jersey
                                            /s/  AMPER, POLITZINER & MATTIA, PC
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                                            AMPER, POLITZINER & MATTIA, PC